Page 1 of 2

                          Exhibits to be Filed by EDGAR




 3-F      By-Laws of Met-Ed dated July 27, 1995, as amended.

 3-H      By-Laws of Penelec dated July 27, 1995, as amended.

 4-B-35   Supplemental Indenture of Met-Ed, dated July 15, 1995.

 4-C-11   Supplemental Indenture of Penelec, dated November 1, 1995.

 10-A     GPU System Companies Deferred Compensation Plan dated June 1, 1995.

 10-B GPU System Companies Master Directors' Benefits Protection Trust dated September 1, 1995.

 10-C GPU System Companies Master Executives' Benefits Protection Trust dated September 1, 1995.

 10-D     Employee Incentive Compensation Plan of JCP&L dated April 1, 1995.

 10-E     Employee Incentive Compensation Plan of Met-Ed dated April 1, 1995.

 10-F     Employee Incentive Compensation Plan of Penelec dated April 1, 1995.

 10-G Incentive Compensation Plan for Elected Officers of JCP&L dated January 1, 1995.

 10-H Incentive Compensation Plan for Elected Officers of Met-Ed dated January 1, 1995.

 10-I Incentive Compensation Plan for Elected Officers of Penelec dated January 1, 1995.

 10-J Deferred Remuneration Plan for Outside Directors of JCP&L dated September 1, 1995.

 10-K     JCP&L Supplemental and Excess Benefits Plan dated January 1, 1995.

 10-L     Met-Ed Supplemental and Excess Benefits Plan dated January 1, 1995.

 10-M     Penelec Supplemental and Excess Benefits Plan dated January 1, 1995.

 10-N Letter agreement dated November 22, 1995 relating to supplemental pension benefits for J.R. Leva.

 10-O Letter agreement dated September 18, 1995 relating to terms of employment and pension benefits for I.H. Jolles.

 10-P Letter agreement dated November 22, 1995 relating to supplemental pension benefits for J.G. Graham.

                          Exhibits to be Filed by EDGAR




 12 Statements Showing Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

               A - JCP&L
               B - Met-Ed
               C - Penelec

 21       Subsidiaries of the Registrant

               A - JCP&L
               B - Met-Ed
               C - Penelec

 23       Consent of Independent Accountants

               A - GPU
               B - JCP&L
               C - Met-Ed
               D - Penelec

 27       Financial Data Schedule

               A - GPU
               B - JCP&L
               C - Met-Ed
               D - Penelec